UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

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Newmont Mining Corporation

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March 29, 2017

Dear Stockholders,

The following supplements our Proxy Statement for the Annual Meeting of Stockholders of Newmont Mining Corporation to be held at 11:00 a.m., local time, on Thursday, April 20, 2017, at The St. Regis New York, Two East 55th Street, at Fifth Avenue, New York, New York 10022.

In our March 3, 2017 Proxy Statement, we asked our stockholders to vote on five proposals, including the election of ten directors.

Joseph Carrabba, an incumbent director nominee, provided Newmont Mining Corporation with notice that he will be retiring from his service as a director of KeyCorp as of KeyCorp’s 2017 Annual Meeting of Stockholders. As such, Mr. Carrabba will not serve on more than five public company boards of directors following KeyCorp’s 2017 Annual Meeting.

Mr. Carrabba has served on Newmont Mining Corporation’s Board of Directors since 2007, as well as on the boards of several other companies. Following his retirement from the KeyCorp board, Mr. Carrabba’s outside board service will include Aecon, Timken Steel and NioCorp Developments Ltd. Mr. Carrabba also serves on the board of Lithium-X, which maintains a TSX:V listing. As set forth in our Proxy Statement, the Company’s corporate governance guidelines related to director service on other boards provides an exemption for board service with less burdensome time commitments and with companies with less onerous listing requirements (such as certain secondary exchange listings, including TSX Ventures Exchange listed companies). The Corporate Governance and Nominating Committee has considered Mr. Carrabba’s other commitments and determined that no conflict exists and that his service on other boards has not negatively impacted Mr. Carrabba’s attendance, participation or effectiveness.

Please read the Proxy Statement that was previously made available to you and the supplement in their entirety, as together they contain information that is important to your decision in voting at the annual meeting. Except as described in this supplement, the information provided in the Proxy Statement continues to apply.

All stockholders are cordially invited to attend the Annual Meeting in person. It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. If you are unable to attend, please promptly vote your shares by telephone or Internet or by signing, dating and returning the proxy card at your earliest convenience. Voting by the Internet or telephone is fast, convenient, and enables your vote to be immediately confirmed and tabulated, which helps Newmont reduce postage and proxy tabulation costs. Your vote is important so that your shares will be represented and voted at the Annual Meeting even if you cannot attend.

/s/ Stephen P. Gottesfeld
STEPHEN P. GOTTESFELD
Executive Vice President and General Counsel